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                                                                    Exhibit 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BGH HOLDINGS, INC.


         BGH Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation in "BGH Holdings, Inc." The original Certificate of Incorporation was filed an January 27, 1993 with the Secretary of State of the State of Delaware.

         2. The Corporation ham not received any payment for any of its stock. This Amended and Restated Certificate of Incorporation has been duly adopted by written consent of the sole director of the Corporation in accordance with Sections 241 and 245 of the Delaware General Corporation Law.

         3. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate or Incorporation as hereby and heretofore amended or supplemented.

         4. The text of the Certificate of Incorporation as amended heretofore is hereby amended and restated to read as herein set forth in full:

         FIRST:  The name of the Corporation is:

              BGH Holdings, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Kilmington, County of Now Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation's organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the, State of Delaware.

         FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is ten thousand (10,000), par value $0.01 per share.

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         FIFTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SIXTH: Election of directors of the Corporation need not be by ballot unless the By-Laws so require.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. if a majority in number representing three-fourths in value of the creditors,or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

         IN WITNESS WHEREOF, said BGH Holdings, Inc. has caused this Amended and Restated Certificate of incorporation to be signed by its President and attested to by its Secretary and has caused its corporate seal to be hereunto affixed on this 17th day of March, 1993.



                                  BGH HOLDINGS, INC.



                                  By:  /s/ David E. Van Zakdt
                                     ---------------------------
                                           David E. Van Zakdt
                                           President



ATTEST: /s/ David E. Van Zandt
      ----------------------------
            David E. Van Zandt
            Secretary

                          CERTIFICATE OF DESIGNATION OF

                           CLASSES OF COMMON STOCK OF

                               BGH HOLDINGS, INC.


To:      The Secretary of State
         State of Delaware

Dated:   August 13, 1993


         Pursuant to the provisions of Section 151(g) and Section 103 of the General Corporation Law of the State of Delaware, the undersigned corporation executes the following Certificate of Designation of Class of Common Stock of BGH Holdings, Inc. (the "Corporation"):

         1.  The name of the Corporation is BGH Holdings, Inc.

         2. The following designation of a classes of common stock of the Corporation was approved by the directors of the Corporation by unanimous written consent on the 13th day of August 1993:

         RESOLVED, that the Corporation hereby designate a class of its stock, the share of such class to have the following designations, rights, qualifications, limitations or restrictions:

              (a) The series of shares shall be designated Class A Common stock and such series shall include 1,000 shares, which number may be decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

              (b) The shares of Class A Common stock shall bear dividends on a pro rata basis with all outstanding shares of any class or series of Common Stock of the corporation, and such dividends shall not be cumulative and shall be declared and paid at such times set from time to time by the Board of Directors;

              (c) The shares of Class A Common Stock shall not be redeemable, in whole or.in part;

              (d) The holder of each share of Class A Common Stock shall be entitled to a liquidation payment of the Class A

         Liquidation Value (as defined below) plus all declared but unpaid dividends upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation (the "Liquidation"), "Class A Liquidation Value" means:

              (i)  difference between

                   (A) the total amount available to all holders of Common Stock upon the Liquidation of the Corporation, and

                   (B) the total amount payable by the Corporation as the class B Liquidation value (as defined below),

         divided by

         (ii) the total number of issued and outstanding shares of Class A Common Stock;

              (e) The shares of Class A Common Stock shall not be subject to the operation of any purchase, retirement or sinking fund;

              (f) The shares of Class A common Stock shall not be convertible into, or exchangeable for, any other securities;

              (g) Each share of Class A Common Stock shall have one vote in the affairs or business of the Corporation; and

              (h) The issuance of any additional shares of Class A Common Stock or of any shares of any other series and the authority of the Board of Directors to specify the conditions of such issuance are not affected by the issuance of Class A Common Stock.

         "RESOLVED, that the corporation hereby designate a class of its stock, the shares of such class to have the following designations, rights, qualifications, limitations or restrictions:

              (a) The series of shares shall be designated Class B Common stock and such series shall include 1,000 shares, which number may be decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

              (b) The shares of Class B Common stock shall bear dividends on a pro rata basis with all outstanding shares of any class or series of Common Stock of the corporation, and such dividends shall not be cumulative and shall be declared and paid at such times set from time to time by the Board of Directors;

              (c) The shares of Class B Common Stock shall not be redeemable, in whole or in part, at any time by the Corporation upon payment to the holders thereof of an amount equal to the class B Liquidation Value plus the Declared Dividends;

              (d) The holder of each share of Class B Common Stock shall be entitled to a liquidation payment of the Class B Liquidation Value (as defined below) plus all declared but unpaid dividends ("Declared Dividends") upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation (the "Liquidation"). "Class B Liquidation Value" means:

                   (i)  difference between

                        (A) the total amount available to all holders of Common Stock upon the Liquidation of the Corporation, and

                        (B) the total amount payable by the Corporation as the class B Liquidation value (as defined below),

              divided by

                   (ii) the total number of issued and outstanding shares of Common Stock of the Corporation of any class or series;

              (e) The shares of Class B Common Stock shall not be subject to the operation of any purchase, retirement or sinking fund;

              (f) The shares of Class B Common Stock shall not be convertible into, or exchangeable for, any other securities;

              (g) Each share of Class B Common Stock shall have one vote in the affairs or business of the Corporation; and

              (h) The issuance of any additional shares of Class B Common Stock or of any shares of any other series and the authority of the Board of Directors to specify the conditions of such issuance are not affected by the issuance of Class B Common Stock.

Dated:  August 13, 1993

Attest:                                BGH HOLDINGS, INC.


By: /s/ David E. Van Zandt             By: /s/ David E. Van Zandt
    ---------------------------            ---------------------------
        David E. Van Zandt                     David E. Van Zandt
        Secretary                              President

                            CERTIFICATE OF AMENDMENT

                                       OF

             CERTIFICATE OF DESIGNATION FILED WITH THE SECRETARY OF
                         STATE OF THE STATE OF DELAWARE

                                       OF

                               BGH HOLDINGS, INC.

(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)


The undersigned, David E. Van Zandt, President and Secretary of BGH Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following amendment to the Certificate of Designation of Common Stock of BGH Holdings, Inc. has been duly adopted, and the filing of this certificate has been duly authorized, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         RESOLVED, that the Certificate of Designation of this corporation dated August 13, 1993 and filed with the secretary of State of the " State of Delaware on August 13, 1993 be amended as follows: (i) each outstanding share of Class B Common Stock is hereby automatically converted into one share of Class A Common Stock, (ii) the name of Class A Common Stock is hereby changed to Common Stock, and (iii) each reference to-Class B Common Stock shall hereinafter have no effect or meaning.

         IN WITNESS WHEREOF, BGH Holdings, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by David E. Van.Zandt, its President and Secretary this 13th day of August, 1993.


                                  BGH HOLDINGS, INC.


                                  By: /s/ David E. Van Zandt,
                                     -----------------------------
                                          David E. Van Zandt,
                                          President

                                  By: /s/ David E. Van Zandt,
                                     -----------------------------
                                     David E. Van Zandt, Secretary

[CORPORATE SEAL]